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                                                                    EXHIBIT 23.5



                           [Briggs and Morgan Letterhead]



June 22, 1999



Kinnard Investments, Inc.
Kinnard Financial Center
920 Second Avenue South
Minneapolis, MN  55402

Gentlemen:

     Reference is made to the Registration Statement on Form S-4 to be filed by Kinnard Investments, Inc. with respect to the proposed merger of MI Acquisition Corporation with and into a subsidiary of Kinnard Investments, Inc.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the joint proxy statement/prospectus contained in the Registration Statement.

                              Very truly yours,

                              BRIGGS & MORGAN,
                              PROFESSIONAL ASSOCIATION


                              /s/ Christopher C. Cleveland
                              By:  Christopher C. Cleveland